Exhibit 99.1

CalEthos Issues CEO Business Update

TUSTIN, CA – July 20, 2021 — CalEthos, Inc. (OTC Markets: BUUZ.PNK) (“CalEthos” or the “Company”) today issued the following business update from Michael Campbell, Chairman and Chief Executive Officer:

To Our Fellow CalEthos Stakeholders:

Over the past few months, many notable changes have been made at CalEthos as we continued our efforts to create value for all CalEthos stakeholders. As most of you are aware, prior to the outbreak of the COVID-19 pandemic last year, we had intended to focus our business development efforts on building a chain of large-format cannabis superstores to serve the needs of the rapidly-growing Southern California cannabis market. However, over the past two years, financing for large-scale cannabis development projects has largely dried up, which caused us to review our company’s prospects and our ability to obtain financing and succeed in that industry. Fortunately, however, while we determined in late 2020 that the door for building a cannabis business was closing, we reconnected with a long-term business associate from the computer industry that was planning to develop a next generation high-performance computer system for processing crypto transactions. After much consideration, we made the decision to team up and transition the Company into developing and manufacturing transaction processing systems for cryptocurrency, tokens and blockchain applications.

On the basis of months of research of the crypto industry, we now plan to focus our business efforts on building a high-performance computer hardware business by developing a 5 nanometer ASIC chip and immersion-cooled bitcoin mining system for larger cryptocurrency mining companies. In connection with our change of business direction, we plan to change our corporate name to AIQ Blockchain, Inc. (“AIQ”) and our trading symbol, pending FINRA approval, to AIQB.QB. This will entail our filing of an Information Statement with the Securities and Exchange Commission relating to the corporate name change and an application with FINRA for the CUSIP change. In addition, in connection with such activities, we intend to file an application with OTC Markets Inc. to upgrade the trading market for our common stock to the OTCQB tier of the OTC Markets Inc.

In parallel with those efforts, we intend to hire a Chief Technology Officer, a technical support team, and a contract chip and systems engineering team to develop a 5 nanometer ASIC chip for bitcoin mining machines and an immersion-cooled bitcoin mining system that we plan to manufacture for larger bitcoin mining companies.

The ASIC chip and immersion-cooled system development is expected to take ten to 12 months to complete. At the final stages of development, we plan to complete prototypes for both ¼ and ½ MW immersion-cooled bitcoin mining systems for testing and customer demonstration. We are planning to design the systems to require over 50% less energy than conventional air-cooled bitcoin mining operations that currently make up over 90% of the global bitcoin mining fleet.

We intend to fund the development of our ASIC chips and immersion-cooled systems through equity or debt financings to accredited investors.

For more information on our plans, please contact:

Michael Campbell

Telephone: 714/855-8100

Email: mc@aiqblockchain.com

Sincerely,

Michael Campbell
Chairman and CEO

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the Company’s ability to raise capital to fund its research and development and its product development efforts, the demand for and general acceptance of cyrptocurrencies in the U.S. and worldwide; the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, demand for the Company’s proposed products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.